Exhibit 99

                                Press Release

                                    Dated

                              January 18, 2002















                                Press Release

Today's date: January 18, 2002          Contact: Bill W. Taylor
Release date: Immediately               Executive Vice President; C.F.O.
                                        (903) 586-9861

  Jacksonville Bancorp, Inc. Announces First Quarter Earnings

     Jacksonville, Texas, January 18, 2002 - Jacksonville Bancorp, Inc.(NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, S.S.B. of Jacksonville, Texas today reported net income of $1.2 million or $.67 per diluted share for the three month period ended December 31, 2001, a 36.4% increase over the $901,000 or $.46 per diluted share reported for the comparable period in 2000.

     Jerry Chancellor, President and C.E.O. stated, "Our earnings were enhanced primarily from increases in interest income on loans receivable, mortgage-backed securities, and from fees and deposit services charges."

     Chancellor continued, "In anticipation of receiving funds from the Carthage, Texas branch acquisition, management elected to utilize FHLB short term advances to purchase mortgage-backed securities and to fund loan originations. On November 9, 2001, upon receiving funds from the acquisition of the branch, the advances borrowed for this purpose were paid in full. By locking the rates on mortgage-backed securities and mortgage loans, combined with increases in fee income and lower cost-of-funds, the bank experienced record quarterly earnings."

     Net interest income after provision for losses on loans increased $671,000, or 26.9%, to $3.2 million for the quarter ended December 31, 2001 compared to $2.5 million for the December 31, 2000 quarter.

     Non-interest income increased to $623,000 for the current quarter compared to $427,000 for the quarter ended December 31, 2000, a 45.9% increase, primarily due to increases in fees and deposit service charges.

     Non-interest expense for the current quarter totaled $1.9 million compared to $1.6 million for the December 31, 2000 quarter, a 23.8% increase primarily as a result of an increase in compensation and benefits of $196,000, occupancy and equipment of $47,000 and an increase in other non-interest expense of $124,000. Other non-interest expense includes $67,000 amortization for the quarter of the premium paid on the Carthage branch.

     At December 31, 2001 assets totaled $390.7 million, liabilities amounted to $354.3 and stockholders' equity totaled $36.4 million. During the period 31,085 treasury shares were purchased.

     Jacksonville Bancorp, Inc.'s wholly-owned subsidiary, Jacksonville Savings Bank. S.S.B. operates from its headquarters in Jacksonville, Texas, and through its eight branch office network in Tyler (2), Longview (2), Palestine, Athens, Rusk, and its newly acquired location in Carthage, Texas.



                  JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)
                                                       December 31,     September 30,
                                                       ------------     -------------
                                                           2001             2001
                                                       ------------     -------------
                                                       (Unaudited)
ASSETS
  Cash on hand and in banks                           $       3,294     $       2,804
  Interest-bearing deposits                                   5,861            10,835
  Investment securities:
    Held-to-maturity, at cost                                13,448             4,500
    Available-for-sale, at estimated market value            16,185            14,273
  Mortgage-backed certificates:
    Held-to-maturity, at cost                                38,604            14,603
    Available-for-sale, at estimated market value            38,283            44,255
  Loans receivable, net                                     257,778           246,432
  Accrued interest receivable                                 2,692             2,727
  Foreclosed real estate, net                                    46                63
  Premises and equipment, net                                 5,054             4,782
  Stock in Federal Home Loan Bank of Dallas, at cost          3,099             2,613
  Investment in real estate at cost                           1,255             1,176
  Mortgage servicing rights                                     587               597
  Other assets                                                4,478             1,334
                                                       ------------     -------------
        Total assets                                  $     390,664     $     350,994
                                                       ============     =============
LIABILITIES
  Deposits                                            $     311,628     $     260,304
  FHLB Advances                                              38,745            48,108
  Advances from borrowers for taxes and insurance             1,242             4,060
  Accrued expenses and other liabilities                      2,672             2,538
                                                       ------------     -------------
        Total liabilities                                   354,287           315,010



STOCKHOLDERS' EQUITY
  Common stock, $.01 par value, 25,000,000
    shares authorized; 2,723,569 and 2,705,395
    shares issued; and 1,822,924 and 1,835,835
    shares outstanding at December 31, 2001
    and September 30, 2001, respectively                         27                27
    Additional paid in capital                               23,187            23,046
    Retained earnings, substantially restricted              28,198            27,189
  Less:
    Treasury shares, at cost
    (900,645 & 869,560 shares, respectively)                (14,307)          (13,676)
    Shares acquired by Employee Stock Ownership Plan           (972)             (989)
    Shares acquired by Management Recognition Plan                 -              (14)
   Accumulated other comprehensive income (loss)                244               401
                                                       ------------     -------------
        Total stockholders' equity                           36,377            35,984
                                                       ------------     -------------
          Total liabilities and stockholders' equity  $     390,664     $     350,994
                                                       ============     =============




                   JACKSONVILLE BANCORP, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)
                                    Unaudited
                                                           THREE MONTHS ENDED
                                                               DECEMBER 31,
                                                         ----------------------
                                                            2001        2000
                                                         ----------  ----------
INTEREST INCOME
  Loans receivable                                       $    5,307  $    4,923
  Mortgage-backed securities                                  1,125         559
  Investment securities                                         321         354
  Other                                                          91         125
                                                         ----------  ----------
    Total interest income                                     6,844       5,961

INTEREST EXPENSE
  Other                                                         574         641
  Deposits                                                    3,078       2,804
                                                         ----------  ----------
      Total interest expense                                  3,652       3,445
                                                         ----------  ----------
      Net interest income                                     3,192       2,516
PROVISION FOR LOSSES ON LOANS                                    23          18
                                                         ----------  ----------
  Net interest income after
    provision for losses on loans                             3,169       2,498

NONINTEREST INCOME
  Fees and deposit service charges                              578         386
  Real estate operations, net                                     7         (10)
  Other                                                          38          51
  Gain on sale of securities                                      -           -
                                                         ----------  ----------
      Total noninterest income                                  623         427

NONINTEREST EXPENSE
  Compensation and benefits                                   1,220       1,024
  Occupancy and equipment                                       221         174
  Insurance expense                                              27          24
  Other                                                         454         330
                                                         ----------  ----------
      Total noninterest expense                               1,922       1,552

INCOME BEFORE TAXES ON INCOME                                 1,870       1,373

TAXES ON INCOME                                                 641         472
                                                         ----------  ----------
  Net earnings                                           $    1,229  $      901
                                                         ==========  ==========
EARNINGS PER SHARE
  Basic                                                  $      .70  $      .48
                                                         ==========  ==========
  Diluted                                                $      .67  $      .46
                                                         ==========  ==========